SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)               December 3, 1996
                                                              ------------------



                             PACIFIC CAPITAL BANCORP
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



            California                    0-13528                77-003875
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         (State or other                (Commission            (IRS Employer
         jurisdiction of                File Number)         Identification No.)
         incorporation)



307 Main Street, Salinas, California                                     93901
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:               (408) 757-4900



                                       N/A
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         (Former name or former address, if changed since last report.)


This Report on Form 8-K consists of two (2) pages, the manually signed original of which is sequentially numbered.

Item 2.    Acquisition or Disposition of Assets

         Effective November 20, 1996, South Valley Bancorporation ("South Valley") was merged with and into Pacific Capital Bancorp ("Company") pursuant to the Agreement and Plan of Reorganization ("Agreement") dated July 18, 1996. In connection with the Agreement, the Company agreed to issue 1,210,185 shares of its common stock to South Valley shareholders. The number of shares to be issued was determined by multiplying the number of South Valley shares outstanding on November 20, 1996 (1,315,419) by the exchange ratio of 0.92 as provided for in the Agreement. In addition to the shares issued to South Valley shareholders, the Company also issued 81,000 shares of its common stock as consideration for the outstanding options to purchase shares of South Valley common stock held by certain officers and directors of South Valley. As a result of the merger, South Valley's principal subsidiary, South Valley National Bank, became a subsidiary of the Company.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 3, 1996                                  PACIFIC CAPITAL BANCORP


                                                         /s/ Clayton C. Larson
                                                         -----------------------
                                                          Clayton C. Larson
                                                          President